SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]
Bulldog Investors, LLC
Attn: Phillip Goldstein
250 Pehle Avenue, Suite 708
Saddle Brook, NJ 07663
Phone: 201 881-7100
Fax: 201 556-0097

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
Definitive Proxy Statement [x]
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-
12

Vertical Capital Income Fund
(Name of Registrant as Specified in Its Charter)

Bulldog Investors, LLC
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required [x].

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials [].

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing [].

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:




  URGENT NOTICE ABOUT YOUR INVESTMENT IN VERTICAL CAPITAL INCOME FUND

   Until recently, Vertical Capital Income Fund (the "Fund") was a non-traded interval fund that offered to redeem at least 5% of its shares each quarter at net asset value ("NAV"). In the two most recent quarters, more than 40% of shares were tendered for redemption, leaving many shareholders frustrated when the bulk of their shares were not redeemed. Consequently, the Board considered several options, including liquidating the Fund. Ultimately, it determined to convert the Fund to an exchange-traded closed-end fund. However, after conversion, the rush by many shareholders to sell caused the stock price to quickly fall by more than 30%. We believe you should not have to choose between (1) poor liquidity at NAV or (2) good liquidity but only with a big discount from NAV. We think you should be able to sell ALL of your shares without having to accept a large discount from NAV.

Management is now asking you to approve a new investment advisory agreement. That will benefit the advisor, but it will do nothing to narrow the discount. Instead, by voting against the new contract on our GREEN proxy card, you can send a message to the board that you want to liquidate the Fund which will allow you to monetize your entire investment at NAV.

   TIME IS SHORT. PLEASE RETURN THE ENCLOSED GREEN PROXY CARD IMMEDIATELY! IF YOUR SHARES ARE HELD BY A BANK OR BROKER, YOU MAY VOTE ONLINE AT WWW.PROXYVOTE.COM OR BY TELEPHONE AT 1-800-454-8683. WHETHER OR NOT YOU ALREADY RETURNED MANAGEMENT'S PROXY CARD, YOU SHOULD RETURN OUR GREEN PROXY CARD TO SEND A STRONG MESSAGE TO MANAGEMENT.

   IF YOU HAVE ANY QUESTIONS ABOUT HOW TO VOTE YOUR PROXY, PLEASE
CALL INVESTORCOM AT 1-877-972-0090.

						Very truly yours,

						/s/ Phillip Goldstein
						Phillip Goldstein
						Principal
					        Bulldog Investors, LLC



 PROXY STATEMENT OF BULLDOG INVESTORS, LLC IN OPPOSITION TO THE
SOLICITATION BY THE BOARD OF TRUSTEES OF VERTICAL CAPITAL INCOME
     FUND FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS

Bulldog Investors, LLC ("Bulldog Investors") is sending this proxy statement and the enclosed GREEN proxy card to shareholders of Vertical Capital Income Fund (the "Fund") of record as of June 20, 2019. We are soliciting a proxy to vote your shares at the 2019 annual meeting of shareholders (the "Meeting") scheduled for August 30, 2019. Please refer to the Fund's proxy soliciting material for detailed additional information concerning the Meeting and the proposals to be considered by shareholders. This proxy statement and the enclosed GREEN proxy card are first being sent to shareholders on or about August 9, 2019.

			INTRODUCTION

The Board of Trustees has determined to present a proposal to approve a new investment advisory agreement between the Fund and Oakline Advisors, LLC and a proposal to re-elect Robert Boulware as a Trustee. We are soliciting a proxy to vote your shares AGAINST the new advisory agreement and TO WITHHOLD voting for Mr. Boulware's re-election.

			REASONS FOR THE SOLICITATION

Until recently, the Fund was a non-traded interval fund which offered to redeem at least 5% of its shares each quarter at net asset value ("NAV"). In the two most recent quarters, more than 40% of shares were tendered for redemption. As a result, the Board considered several options, including liquidating the Fund. Ultimately, it determined to convert the Fund to an exchange-traded closed-end fund. Accordingly, on May 30, 2019, the Fund's shares began trading. However, the rush by shareholders to sell their shares caused the stock price to quickly fall to a huge discount to NAV. On July 29, 2019, immediately before we announced that we intended to solicit proxies, the discount was about 20%. Subsequently, it narrowed to about 15% where it currently stands. We believe shareholders should be able to sell their shares without having to accept such a large discount. If shareholders do not approve the new investment advisory agreement, that would send a message to the Board that they want an opportunity to realize a price at or close to NAV for all their shares e.g., by liquidating the Fund.

			HOW PROXIES WILL BE VOTED

If you complete and return a GREEN proxy card to us, and unless you direct otherwise, your shares will be voted AGAINST the new investment advisory agreement and to withhold a vote for the re-election of Mr.Boulware. In addition, you will be granting the proxy holders discretionary authority to vote on any other matters that may come before the Meeting. Lastly, if you complete and return a GREEN proxy card to us, and unless you direct otherwise, we may determine not to present your proxy card at the Meeting if we believe that the new investment advisory agreement is less likely to be approved if your shares are not represented at the Meeting (by making it more difficult for more than 50% of the outstanding shares to be present in person or by proxy) than if they are represented at the Meeting.

			COMPLIANCE WITH SEC RULE 14a-4(e)

SEC Rule 14a-4(e) requires us, subject to reasonable specified conditions, to vote the shares represented by your proxy at the Meeting. As noted above, if you complete and return a GREEN proxy card to us, and unless you direct otherwise, we may determine not to present your proxy card at the Meeting if we believe that the new investment advisory agreement is less likely to be approved if your shares are not represented at the Meeting (by making it more difficult for more than 50% of the outstanding shares to be present in person or by proxy) than if they are represented at the Meeting. We expect to get daily reports of the voting results and will make a determination shortly before the meeting as to whether or not we think more than 50% of the outstanding shares will be present in person or by proxy if your shares are not represented at the meeting. If you do not believe the foregoing condition is reasonably specified, or you unconditionally want your shares to be represented at the Meeting, you should not check the "FOR" box on the GREEN proxy card authorizing us to determine not to have your shares represented at the meeting.

			VOTING REQUIREMENTS

As of June 20, 2019, the Fund had 10,380,002.924 shares of common stock outstanding. Each share is entitled to one vote. A quorum for the proposal to approve a new investment advisory agreement will exist if the holders of a majority of the Fund's shares are present or represented by proxy at the Meeting. The approval of a new investment advisory agreement requires the affirmative vote by holders of the lesser of (a) 67% or more of the shares of the Fund represented at a meeting at which more than 50% of the outstanding shares are present in person or by proxy or (b) more than 50% of the outstanding shares. A shareholder that abstains on the proposal to approve a new investment advisory agreement will be considered present for purposes of determining the existence of a quorum but the abstention will have the effect of a vote against the agreement. A quorum for the proposal to elect a trustee will exist if the holders of 33-1/3% of the outstanding shares are represented at the Meeting. The nominee receiving a plurality of all votes cast will be elected as a trustee. Therefore, if Mr. Boulware is the only nominee, he is almost certain to be elected.

   			REVOCATION OF PROXIES

You may revoke your proxy by: (i) delivering a written revocation to us;
(ii) executing and delivering a later dated proxy to the inspector of election; or (iii) voting in person at the Meeting. Attendance at the Meeting will not by itself revoke a proxy. There is no limit on the number of times you may revoke your proxy and only your most recent proxy will be counted.

			THE SOLICITATION

We intend to solicit proxies by mail, and may utilize other means, e.g., telephone or the internet. Our proxy materials are available at: www.bulldoginvestorsproxymaterials.com. Persons affiliated with or employed by us may assist us in the solicitation of proxies. Banks, brokerage houses and other securities intermediaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, we and our clients will bear the expenses related to this proxy solicitation. Because we believe that all shareholders will benefit from our solicitation, we intend to seek, subject to any applicable regulatory requirements, reimbursement of our reasonable expenses from the Fund. Shareholders will not be asked to vote on the reimbursement of these expenses, which we estimate will be $30,000.

			PARTICIPANTS

As of August 2, 2019, Bulldog Investors, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663, the soliciting stockholder, and its principals, beneficially owned 837,647 shares of the Fund which it acquired since May 30, 2019.

August 8, 2019














			PROXY CARD

THIS PROXY IS SOLICITED BY BULLDOG INVESTORS, LLC IN OPPOSITION TO THE
 SOLICITATION BY THE BOARD OF TRUSTEES OF VERTICAL CAPITAL INCOME
     FUND FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoints Phillip Goldstein, Andrew Dakos, and John Grau and each of them, as the undersigned's proxies, with full power of substitution, to attend the Meeting scheduled for August 30, 2019 and any adjourned or postponed Meeting, and to vote on all matters that come before the Meeting the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS:  Mark vote by placing an "x" in the appropriate [  ].)

1. TO APPROVE A NEW INVESTMENT ADVISORY AGREEMENT BETWEEN OAKLINE ADVISORS, LLC AND VERTICAL CAPITAL INCOME FUND.

FOR [  ]	           AGAINST [  ]	                ABSTAIN [  ]

2. TO RE-ELECT ROBERT BOULWARE AS A TRUSTEE OF THE FUND.

FOR [  ]			          WITHHOLD [  ]

3. TO AUTHORIZE THE PROXYHOLDERS TO DECLINE TO PRESENT THIS PROXY CARD AT THE MEETING IF THEY BELIEVE THAT PROPOSAL NO. 1 IS LESS LIKELY TO BE APPROVED IF YOUR SHARES ARE NOT REPRESENTED AT THE MEETING (BY MAKING IT MORE DIFFICULT FOR MORE THAN 50% OF THE OUTSTANDING SHARES TO BE PRESENT IN PERSON OR BY PROXY) THAN IF THEY ARE REPRESENTED AT THE MEETING. (IF YOU DO NOT BELIEVE THE FOREGOING CONDITION IS REASONABLY SPECIFIED, OR YOU UNCONDITIONALLY WANT YOUR SHARES TO BE REPRESENTED AT THE MEETING, YOU SHOULD NOT MARK THE BOX BELOW.)

FOR [  ]			           AGAINST [  ]

Please sign and date below. Your shares will be voted as directed. If no direction is made, this proxy will be voted AGAINST Proposal and TO WITHHOLD on Proposal 2, and, subject to the aforementioned reasonably specified condition, SHALL AUTHORIZE the proxyholders to decline to present this proxy card at the Meeting. The undersigned hereby acknowledges receipt of the proxy statement dated August 8, 2019 of Bulldog Investors and revokes any proxy previously executed.


Signature(s) ________________________  	Dated: _________